UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
(310) 735-0085 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 15, 2008, the United States District Court Judge for the Central District of California issued a final order and judgment in the matter entitled: In re U.S. Auto Parts Network, Inc. Securities Litigation, Case No. CV 07-2030-GW (JC).  This order granted approval of the stipulation of settlement that was filed with the Court on May 1, 2008 and was preliminarily approved by the Court on June 13, 2008.  This settlement was previously disclosed in the Company’s periodic reports (most recently in the Company’s Form 10-Q for the quarter ended June 30, 2008), and will become final upon expiration of the applicable appeals period.

Under this settlement, all claims in this lawsuit against the Company and its past and present officers and directors named as defendants have been dismissed with prejudice, in exchange for payment of $10 million to the settlement fund, of which $3.4 million plus legal expenses will be paid by the Company and was accrued on the Company’s financial statements as of December 31, 2007.  In July 2008, the Company funded its portion of the settlement amount to an escrow account while final approval by the Court was pending.

The information in this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2008                                                     U.S. AUTO PARTS NETWORK, INC.

By:  /s/ MICHAEL J. MCCLANE
Michael J. McClane
Chief Financial Officer